UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 14, 2018

Commission File #: 000-53723

TAURIGA SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

30-0791746

(IRS Employer Identification Number)

555 Madison Avenue, 5th Floor

New York, NY

(Address of principal executive office)

Tel: (917) 796-9926

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Tauriga Sciences, Inc. (the “Company”) participated in an $18,500,250 underwritten public offering by Blink Charging Co. (NASDAQ: BLNK) (“Blink”), which closed on February 14, 2018. The Company invested $191,250 USD of its balance sheet cash and purchased 45,000 registered shares of Blink common stock, as well as warrants exercisable immediately for a period of five (5) years from the date of issuance for up to 90,000 additional shares of common stock of Blink. The Warrants carry an exercise price of $4.25 per share, and also trade on the NASDAQ under the ticker symbol: BLNKW. The Company is in possession of the registered securities as of the closing date.

The Company currently holds:

A. 45,000 registered shares of BLNK

B. 90,000 registered shares of BLNKW

Exhibit Number	Description

Exhibit A	Press Release from February 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018

Seth M. Shaw
X___SETH M. SHAW____
Chief Executive Officer
Tauriga Sciences Inc.

Please see Exhibit Attached (“Exhibit A”) -- (Press Release from February 14, 2018)